Exhibit No. 99.1

Hub Group, Inc. Reports Record Third Quarter 2006 Revenue and Earnings

DOWNERS GROVE, IL, October 24, 2006, -- Hub Group, Inc. (NASDAQ: HUBG) today reported record income from continuing operations for the quarter ended September 30, 2006 of $13.5 million, a 60% increase versus continuing operations from the third quarter of 2005. Hub Group’s diluted earnings per share from continuing operations was $0.33 for the third quarter 2006. This represents an increase of 57% compared to last year's third quarter diluted earnings per share from continuing operations of $0.21. Hub Group’s operating margin increased to 5.1% in 2006 from 3.5% in 2005 due to yield enhancement efforts, growth in drayage and truck brokerage and leveraging its operations with a stable cost platform.

Hub Group’s revenue grew by 11.5% to $432.0 million compared to $387.4 million in the third quarter of 2005. Third quarter intermodal revenue increased 12.3% to $318.9 million, which includes the addition of Comtrak for the entire quarter. Truck brokerage revenue increased 14.1% to $77.1 million this quarter. Third quarter logistics revenue increased 0.4% to $36.0 million.

Commenting on the results, David P. Yeager, Vice-Chairman and Chief Executive Officer of Hub Group stated, “We are proud of our results for the quarter. In addition to strong operating results, we executed our $45 million stock buyback plan and ended the quarter with $32.9 million in cash.”

FULL YEAR 2006

The Company expects earnings from continuing operations for 2006 to be within the analysts’ range of $1.10 to $1.15 per diluted share.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) on Tuesday, October 24, 2006 to discuss its third quarter results.

Hosting the conference call will be David P. Yeager, Vice-Chairman and CEO and Thomas M. White, Senior Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast by Thomson/CCBN and can be accessed through the Investors link at Hub Group's Web site at http://www.hubgroup.com or individual investors can access the audio webcast at http://www.fulldisclosure.com and institutional investors can access the webcast at http://www.streetevents.com. The webcast is listen-only. Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (866) 700-6067. The conference call participant code is 93567962. The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at http://www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of over 30 offices throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2005 and our reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006. Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: HUB GROUP, INC.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
Revenue	$ 432,009	$ 387,434	$ 1,184,069	$ 1,078,661

Transportation costs	374,673	342,173	1,023,869	949,472
Gross margin	57,336	45,261	160,200	129,189

Costs and expenses:
Salaries and benefits	23,965	20,985	71,271	62,125
General and administrative	9,890	8,367	28,585	26,589
Depreciation and amortization	1,642	2,262	5,029	6,736
Total costs and expenses	35,497	31,614	104,885	95,450

Operating income	21,839	13,647	55,315	33,739

Other income (expense):
Interest expense	(22)	(17)	(65)	(109)
Interest income	670	217	1,668	601
Other, net	7	60	63	91
Total other income	655	260	1,666	583

Income from continuing operations
before provision for income taxes	22,494	13,907	56,981	34,322

Provision for income taxes	9,000	5,481	22,795	13,953

Income from continuing operations	13,494	8,426	34,186	20,369

Discontinued operations:
Income from discontinued operations of HGDS (including
loss on disposal of $70 in 2006)	-	1,954	1,634	4,228
Provision for income taxes	-	770	653	1,714
Income from discontinued operations	-	1,184	981	2,514

Net income	$ 13,494	$ 9,610	$ 35,167	$ 22,883

Basic earnings per common share
Income from continuing operations	$ 0.34	$ 0.21	$ 0.85	$ 0.51
Income from discontinued operations	-	0.03	$ 0.02	0.06
Net income	$ 0.34	$ 0.24	$ 0.87	$ 0.57

Diluted earnings per common share
Income from continuing operations	$ 0.33	$ 0.21	$ 0.83	$ 0.49
Income from discontinued operations	-	0.03	0.02	0.06
Net income	$ 0.33	$ 0.24	$ 0.85	$ 0.55

Basic weighted average number of shares outstanding	39,773	39,280	40,246	39,932
Diluted weighted average number of shares outstanding	40,572	40,812	41,161	41,572

All share and per share amounts have been adjusted to give retroactive effect to the stock split which was paid on June 6, 2006.

HUB GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 32,936	$ 36,133
Restricted investments	2,550	1,387
Accounts receivable
Trade, net	166,801	147,004
Other	6,570	10,603
Prepaid taxes	141	6,040
Deferred taxes	454	-
Prepaid expenses and other current assets	5,355	3,860
Assets of discontinued operations	-	17,855
TOTAL CURRENT ASSETS	214,807	222,882

Property and equipment, net	25,192	12,767
Other intangibles,net	7,614	-
Goodwill, net	220,448	208,150
Other assets	390	619
TOTAL ASSETS	$ 468,451	$ 444,418

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable
Trade	$ 126,534	$ 114,094
Other	7,131	3,668
Accrued expenses
Payroll	18,810	20,909
Other	31,525	18,917
Deferred taxes	-	960
Liabilities of discontinued operations	-	5,341
TOTAL CURRENT LIABILITIES	184,000	163,889

DEFERRED TAXES	39,930	38,454
STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value, 2,000,000 shares authorized;
no shares issued or outstanding in 2006 and 2005	-	-
Common stock
Class A: $.01 par value; 47,337,700 shares authorized;
41,224,792 shares issued and 39,090,050 outstanding in 2006;
41,224,792 shares issued and 39,962,484 outstanding in 2005	412	412
Class B: $.01 par value; 662,300 shares authorized;
662,296 shares issued and outstanding in 2006 and 2005	7	7
Additional paid-in capital	174,273	183,524
Purchase price in excess of predecessor basis, net of tax
benefit of $10,306	(15,458)	(15,458)
Retained earnings	132,724	97,557
Unearned compensation	-	(6,259)
Treasury stock; at cost 2,134,742 shares in 2006
and 1,262,308 shares in 2005	(47,437)	(17,708)
TOTAL STOCKHOLDERS' EQUITY	244,521	242,075
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 468,451	$ 444,418

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Nine Months Ended
	September 30,
	2006	2005
Cash flows from operating activities:
Income from continuing operations	$ 34,186	$ 20,369
Adjustments to reconcile income from continuing operations
to net cash provided by operating activities:
Depreciation and amortization	6,410	7,031
Deferred taxes	12	8,810
Compensation expense related to share-based compensation plans	2,649	1,581
Gain on sale of assets	(31)	(271)
Other assets	234	530
Changes in working capital excluding effects of purchase transaction:
Restricted investments	(1,163)	(1,173)
Accounts receivable, net	(6,325)	(22,251)
Prepaid taxes	5,295	-
Prepaid expenses and other current assets	(1,202)	379
Accounts payable	13,904	17,119
Accrued expenses	9,152	(664)
Net cash provided by operating activities	63,121	31,460
Cash flows from investing activities:
Proceeds from sale of equipment	228	573
Purchases of property and equipment	(5,247)	(3,188)
Cash used in acquisition of Comtrak, Inc.	(39,942)	-
Proceeds from the disposal of discontinued operations	12,203	-
Net cash used in investing activities	(32,758)	(2,615)
Cash flows from financing activities:
Proceeds from stock options exercised	1,924	4,304
Purchase of treasury stock	(45,191)	(30,571)
Excess tax benefits from share-based compensation	7,897	-
Net cash used in financing activities	(35,370)	(26,267)
Cash flows from operating activities of discontinued operations	1,848	7,752
Cash flows used in investing activities of discontinued operations	(38)	(289)
Net cash provided by discontinued operations	1,810	7,463
Net increase (decrease) in cash and cash equivalents	(3,197)	10,041
Cash and cash equivalents beginning of period	36,133	16,806
Cash and cash equivalents end of period	$ 32,936	$ 26,847

Supplemental disclosures of cash flow information
Cash paid for:
Interest	$ 64	$ 59
Income taxes	$ 6,573	$ 3,310